EXHIBIT 4.3

REGISTRATION RIGHTS AGREEMENT
Dated as of July 10, 2020
by and between
PVH CORP.

and
BARCLAYS CAPITAL INC.

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 10, 2020, by and between PVH Corp., a Delaware corporation (the “Company”) and Barclays Capital Inc., as representative of the several initial purchasers named in Schedule I attached to the Purchase Agreement (the “Initial Purchasers”), who have agreed to purchase the Company’s 4 5/8% Senior Notes due 2025 (the “Initial Notes”) pursuant to the Purchase Agreement, dated July 6, 2020 (the “Purchase Agreement”), by and among the Company and the Initial Purchasers.
 In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Holders (as defined below).  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 7 of the Purchase Agreement.  Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of July 10, 2020, between the Company and U.S. Bank National Association, as trustee, relating to the Initial Notes and the Exchange Notes (the “Indenture”).
The parties hereby agree as follows:
SECTION 1. DEFINITIONS
As used in this Agreement, the following capitalized terms shall have the following meanings:
Act:  The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
Additional Interest:  As defined in Section 5 hereof.
Affiliate:  As defined in Rule 144 of the Act.
Broker-Dealer:  Any broker or dealer registered under the Exchange Act.
Business Day:  Any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.
Closing Date:  The date hereof.
Commission:  The Securities and Exchange Commission.
Consummate:  The Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof, and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes tendered by Holders thereof pursuant to the Exchange Offer.
Consummation Deadline:  As defined in Section 3(b) hereof.
Effectiveness Deadline:  As defined in Sections 3(a) hereof.
Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
Exchange Notes:  The Company’s 4 5/8% Senior Notes due 2025 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.
Exchange Offer:  The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Initial Notes that are validly tendered and not withdrawn by such Holders in connection with such exchange and issuance.
Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.
Free Writing Prospectus:  Each offer to sell or solicitation of an offer to buy the Initial Notes or the Exchange Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Initial Notes or the Exchange Notes.
Holders:  As defined in Section 2 hereof.
Interest Payment Date:  As defined in the Initial Notes and Exchange Notes.
Prospectus:  The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.
Recommencement Date:  As defined in Section 6(d) hereof.
Registration Default:  As defined in Section 5 hereof.
Registration Statement:  Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to the Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant Section 3 or Section 4, as applicable, of this Agreement, (ii) including the Prospectus included therein, and (iii) including all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
Rule 144:  Rule 144 promulgated under the Act.
Settlement Date:  The last date on which the Initial Notes were issued by the Company pursuant to the Purchase Agreement.
Shelf Effectiveness Deadline:  As defined in Section 4(a)(x) hereof.
Shelf Registration Statement:  As defined in Section 4 hereof.
Suspension Notice:  As defined in Section 6(d) hereof.
Suspension Rights: As defined in Section 6(c)(i) hereof.
TIA:  The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.
Transfer Restricted Securities:  Each Initial Note until the earliest to occur of (a) with respect to a Holder who was entitled to participate in the Exchange Offer, (i) the date on which such Initial Note has been exchanged in the Exchange Offer by a Person other than a Broker-Dealer for an Exchange Note entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act or (ii) the date on which the Exchange Offer shall have been consummated and such Initial Note was not tendered by the Holder thereof in the Exchange Offer, (b) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Initial Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes), (d) the date on which such Initial Note is distributed to the public pursuant to Rule 144 or (e) the date that is two years after the date of this Agreement.
SECTION 2. HOLDERS
A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.
SECTION 3. REGISTERED EXCHANGE OFFER
(a) To the extent not prohibited by any applicable law or applicable interpretations of the staff of the Commission, the Company shall use its commercially reasonable efforts to (i) file the Exchange Offer Registration Statement and cause such Exchange Offer Registration Statement to become effective no later than 270 days after the Settlement Date (or if such 270th day is not a Business Day, the next succeeding Business Day) (the “Effectiveness Deadline”), (ii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement, and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iii) unless the Exchange Offer shall not be permitted by applicable law or Commission policy, upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer.  The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.
(b) The Company shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective until the Consummation of the Exchange Offer and to keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days.  The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be commenced promptly after the Exchange Offer Registration Statement has become effective and Consummated no later than 310 days after the Settlement Date (or if such 310th day is not a Business Day, the next succeeding Business Day) (the “Consummation Deadline”).
(c) The Company shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer.  Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.  See the Shearman & Sterling no-action letter (available July 2, 1993).
Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement; provided that such Broker-Dealer, in its reasonable judgment, determines that it is subject to such prospectus delivery requirement.  To the extent reasonably necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, if requested by one or more Broker-Dealers, the Company agrees to use all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline or such shorter period as will terminate when the Exchange Notes covered by such Registration Statement cease to be Transfer Restricted Securities. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon reasonable request, and in no event later than two Business Days after such request, at any time during such period.
SECTION 4. SHELF REGISTRATION
(a) Shelf Registration.  If (i) the Company is not (A) required to file the Exchange Offer Registration Statement or (B) permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder represents to the Company prior to the 20th day following Consummation of the Exchange Offer that (A) such Holder is prohibited by law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or any of its Affiliates, then the Company, subject to the Suspension Rights set forth in Section 6(c)(i) below, shall (x) use its commercially reasonable efforts to file a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), covering the resale of all Transfer Restricted Securities, and cause such Shelf Registration Statement to become effective no later than 180 days (or if such 180th day is not a Business Day, the next succeeding Business Day), after the earlier of (i) the date as of which the Company determines that the Exchange Offer Registration Statement will not be or cannot be, as the case may be, filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above, or if such 180th day is not a Business Day, the next succeeding Business Day, being referred to herein as the “Shelf Effectiveness Deadline”).  Notwithstanding the foregoing, the Company shall under no circumstances be obligated to file a Shelf Registration Statement for the benefit of Holders who would have received freely transferable Exchange Notes pursuant to the Exchange Offer had they not (A) failed to duly tender their Initial Notes for exchange pursuant to the Exchange Offer, or otherwise failed to comply with the requirements of the Exchange Offer as provided in Section 3 hereof or (B) failed to furnish to the Company such information as the Company may request in accordance with Section 4(b) in connection with a Shelf Registration Statement
If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i)(B) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company shall remain obligated to meet the Shelf Effectiveness Deadline.
To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company shall use its commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year (as extended pursuant to Section 6(c)(i) or 6(d)) following the Settlement Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto or are no longer Transfer Restricted Securities.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act, or other information reasonably requested by the Company and required by Regulation S-K of the Act, for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  No Holder shall be entitled to Additional Interest pursuant to Section 5 hereof unless and until (and from and after such time) such Holder shall have provided all such information.  Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading and shall promptly supply such other information as the Company may from time to time reasonably request.
SECTION 5. ADDITIONAL INTEREST
Subject to Section 4(b) and the Suspension Rights referred to in Section 6(c)(i) below, if (i) the Exchange Offer Registration Statement required by this Agreement has not been declared effective by the Commission on or prior to Effectiveness Deadline or the Shelf Registration Statement (if required pursuant to Section 4 hereof) has not become effective on or prior to the Shelf Effectiveness Deadline, (ii) the Exchange Offer, if permitted, has not been Consummated on or prior to the Consummation Deadline, or (iii) the Exchange Offer Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable prior to the Consummation of the Exchange Offer (unless such lack of effectiveness is cured on or prior to the Consummation Deadline) or (iv) the Shelf Registration Statement (if required pursuant to Section 4 hereof) is filed and becomes effective but shall thereafter cease to be effective or fails to be useable in connection with resales of Transfer Restricted Securities for a period of time that exceeds 120 days in the aggregate in any 12-month period during the required effectiveness period under this Agreement (each such event referred to in clauses (i) through (iv), a “Registration Default”), then the Company hereby agrees to pay to each Holder affected thereby additional interest (“Additional Interest”) in an amount equal to 0.25% per annum for the first 90-day period immediately following the occurrence of such Registration Default.  The amount of the Additional Interest shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of 0.50% per annum; provided that (a) the Company shall in no event be required to pay Additional Interest for more than one Registration Default at any given time and (b) a Holder of Transfer Restricted Securities who is not entitled to the benefits of a Shelf Registration Statement shall not be entitled to Additional Interest with respect to a Registration Default relating to such Shelf Registration Statement.  Notwithstanding anything to the contrary set forth herein, a Registration Default ends (and the Additional Interest payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii), or (iv), as applicable, shall cease) when the Transfer Restricted Securities cease to be Transfer Restricted Securities or, if earlier, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (ii) above, (3) upon Consummation of the Exchange Offer, in the case of clause (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of clause (iv) above. All accrued Additional Interest shall be paid by the Company (or the Company will cause the Paying Agent to make such payment on its behalf) to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date following the date of such Registration Default, as more fully set forth in the Indenture, the Initial Notes and the Exchange Notes.  The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Transfer Restricted Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest was applicable during such period (determined on the basis of a 360-day year composed of 12 30-day months, but it being understood that if the regular interest payment date of the Transfer Restricted Securities is not a Business Day and the payment is made on the next succeeding Business Day, no further interest will accrue as a result of such delay), and the denominator of which is 360. Notwithstanding the fact that any securities for which Additional Interest are due cease to be Transfer Restricted Securities, all obligations of the Company to pay Additional Interest with respect to securities that accrued prior to the time that such securities ceased to be Transfer Restricted Securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.
SECTION 6. REGISTRATION PROCEDURES
(a) Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Company shall (x) comply with all applicable provisions of Section 6(c) below, (y) use its commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:
(i)
If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees either to (x) seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities, or (y) use its commercially reasonable efforts to file a Shelf Registration Statement pursuant to Rule 415 under the Act, in accordance with Section 4(a) hereof, to permit the registration and/or resale of the Transfer Restricted Securities that would otherwise be covered by the Exchange Offer Registration Statement but for the announcement of a change in Commission policy.  In the case of clause (x) above, the Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take action not commercially reasonable to affect a change of Commission policy.  In connection with the foregoing, the Company hereby agrees to take all such other actions as may be reasonably requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted, and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

(ii)
As a condition to its participation in the Exchange Offer, each Holder (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (C) it is acquiring the Exchange Notes in its ordinary course of its business, and (D) only if such Holder is a Broker-Dealer that will receive Exchange Notes in exchange for Initial Notes that such Broker-Dealer acquired for its own account as a result of market making or other trading activities, it will deliver a Prospectus (or, to the extent permitted by applicable law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Notes.  As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling (available July 2, 1993), and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), , and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

(iii)
Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission’s letter to Shearman & Sterling (available July 2, 1993) and, if applicable, any no-action letter obtained pursuant to clause (i) above (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company’s information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer, and (C) including any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall:
(i)
comply with all applicable provisions of Section 6(c) below and use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the resale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

(ii) issue to any Holder or purchaser of Initial Notes covered by any Shelf Registration Statement contemplated by this Agreement, upon the reasonable request of any such Holder or purchaser, registered Initial Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes in the names as such Holder or purchaser shall designate.
(c) General Provisions.  In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:
(i)
use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide or incorporate by reference all requisite financial statements required by the Commission to be filed therewith for the period specified in Section 3 or 4 of this Agreement, as applicable.  Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its commercially reasonable efforts to cause such amendment to be declared effective as soon as reasonably practicable. Notwithstanding the foregoing, the Company may allow the Exchange Offer Registration Statement, at any time after Consummation of the Exchange Offer (if otherwise required to keep it effective), or the Shelf Registration Statement and the related Prospectus to cease to remain effective and usable or may delay the filing or the effectiveness of the Shelf Registration Statement if not then filed or effective, as applicable (“Suspension Rights”), for one or more periods of up to 120 days in aggregate in any twelve month period if (x) the Board (or a duly-appointed committee of the Board having power over the subject matter) determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company, and the Company provides reasonably prompt notification to the Holders after the Board (or such duly-appointed committee of the Board) makes such determination, or (y) the Prospectus contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, contains an untrue statement of the material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the 180-day period referred to in Section 3(c) during which the Exchange Offer Registration Statement is required to be effective and usable or the one-year period referred to in Section 4(a) hereof during which the Shelf Registration Statement is required to be effective and usable shall be extended by the number of days during which such Registration Statement was not effective or usable pursuant to the foregoing provisions (which such extension shall be the Holders’ sole remedy for the exercise by the Company of the Suspension Rights during the time period permitted hereunder, but only to the extent that any suspension period does not violate the 120-day period set forth above).

(ii)
subject to the Suspension Rights set forth in Section 6(c)(i) above, prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A, and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)
notify (a) each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement), and (b) each Holder who has provided notice to the Company pursuant to Section 4(a)(ii) promptly and, if reasonably requested by such Holder, confirm such notification in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the happening of any event that requires the Company to make changes in the Registration Statement or the Prospectus in order that the Registration Statement or the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein do not contain an untrue statement of material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)
subject to Section 6(d) and the Suspension Rights set forth in Section 6(c)(i) above, if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)
furnish to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) in connection with such exchange, registration or sale of Transfer Restricted Securities, if any, before filing with the Commission, copies of any such Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus, which documents will be subject to the reasonable review and comment of such Holders in connection with such sale, if any, for a reasonable period of time prior to the filing thereof with the Commission, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus to which such Holders shall reasonably object within three Business Days after the receipt thereof;

(vi)
make available, at reasonable times, for inspection by each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) and any attorney or accountant retained by such Holders, all relevant financial and other records, pertinent corporate documents of the Company reasonably requested by any such Holder and cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided that any Holder or representative thereof requesting or receiving such information shall agree to be bound by reasonable confidentiality agreements and procedures with respect thereto;

(vii)
if reasonably requested by any Holders whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) in connection with such exchange, registration or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information with respect to any such Holder as such Holder may reasonably request to have included therein and to which the Company does not reasonably object, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities and the use of the Registration Statement or Prospectus for market making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(viii)
furnish to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) in connection with such exchange, registration or sale, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference) (it being understood and agreed that the filing of any such Shelf Registration Statement or post-effective amendment thereto on the Commission’s EDGAR system shall satisfy the requirement of this clause (viii);

(ix)
deliver to each Holder whose Transfer Restricted Securities have been included in a Shelf Registration Statement (in the case of a Shelf Registration Statement) without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holders reasonably may request; the Company hereby consents to the use (in accordance with applicable law and subject to Section 6(d) hereof and any Suspension Rights) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x)
enter into such customary agreements (including, in the case of a Shelf Registration Statement, an underwriting agreement), and take all such other appropriate actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be customarily and reasonably requested by the Initial Purchasers or, in the case of registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, by any Holder or Holders of Transfer Restricted Securities who hold a majority in aggregate principal amount of the Transfer Restricted Securities being registered under such Shelf Registration Statement; provided that, the Company shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and, in the case of a Shelf Registration Statement, may delay entering into such agreement if the Board (or a duly-appointed committee of the Board having power over the subject matter) determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company.  In such connection, the Company shall:

(A)
upon the request of any Holder, furnish (or in the case of paragraphs (2) and (3), use its commercially reasonable efforts to cause to be furnished) to each such Holder (in the case of the Shelf Registration Statement) and any underwriter, upon Consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, as the case may be:

(1)	a certificate, dated such date, signed on behalf of the Company by an authorized officer of the Company, confirming, as of the date thereof, such matters as such Holders may reasonably request;
(2)
an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company in customary form, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company and representatives of the underwriters, if any, and their counsel at which the contents of the Registration Statement and related matters were discussed and, although such counsel need not pass upon or assume responsibility for the accuracy, completeness or fairness of such statements (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and without independent check or verification), no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, schedules or other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus and need express no view as to the accounting or financial records from which such financial statements, schedules and data are derived; and

(3)
a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7(j) of the Purchase Agreement; and

(B)
deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (xi);

(xi)
prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(xii)
in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may reasonably request at least two Business Days prior to such sale of Transfer Restricted Securities;

(xiii)
provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

(xiv)
otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and, to the extent applicable to the Exchange Offer or the Shelf Registration Statement, make generally available to its security holders with regard to any applicable Registration Statement, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

(xv)
cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, reasonably cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xvi)
provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act, if such documents are not available via EDGAR.

(d) Restrictions on Holders.  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(i) or 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed (in each case, the “Recommencement Date”).  Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses, or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice.  The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.
SECTION 7. REGISTRATION EXPENSES
(a) All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the reasonable and documented fees and disbursements for one counsel for all of the Holders of Transfer Restricted Securities selected by the Holders of a majority in principal amount of Transfer Restricted Securities being registered; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance); provided, however, that in no event shall the Company be responsible for any fees and expenses of underwriters’ counsel or for any underwriting discounts or commissions, brokerage commissions, fees or transfer taxes attributable to the sale or other disposition of Transfer Restricted Securities by a Holder.
The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.
(b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable and documented fees and disbursements of not more than one counsel chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.
SECTION 8. INDEMNIFICATION
(a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities or judgments, and any legal or other out-of-pocket expenses reasonably incurred in connection with investigating or defending any lawsuit, claim or other proceeding caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus, Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by or on behalf of any of the Holders.
(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, and their respective directors and officers and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use in any Registration Statement, Prospectus or Free Writing Prospectus.  In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of: (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
(c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder).  Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party has been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and would likely result in a conflict of interest for such counsel to represent both the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party).  In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with (i) its written consent, or (ii) effected without its written consent if the settlement is entered into more than 20 Business Days after the indemnifying party received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party has failed to comply with such reimbursement request.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.
(d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities, or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other out-of-pocket expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 7, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of: (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages that such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.
SECTION 9. RULE 144A AND RULE 144
The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to use commercially reasonable efforts to make available, upon reasonable request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Act, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to use commercially reasonable efforts to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.
SECTION 10. MISCELLANEOUS
(a) Remedies.  The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may seek such relief as may be required to specifically enforce the Company’s obligations under Sections 3 and 4 hereof.  The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
(b) Free Writing Prospectus.  The Company represents, warrants and covenants that it (including its agents and representatives) will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) in connection with the issuance and sale of the Initial Notes and the Exchange Notes, other than (i) any communication pursuant to Rule 134, Rule 135 or Rule 135c under the Act, (ii) any document constituting an offer to sell or solicitation of an offer to buy the Initial Notes or the Exchange Notes that falls within the exception from the definition of prospectus in Section 2(a)(10)(a) of the Act, or (iii) a prospectus satisfying the requirements of section 10(a) of the Act or of Rule 430, Rule 430A, Rule 430B, Rule 430C or Rule 431 under the Act.
(c) No Inconsistent Agreements.  The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.    The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.
(d) Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.
(e) Third Party Beneficiary.  The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.
(f) Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, mail, facsimile or electronic transmission:
(i)	if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and
(ii)	if to the Company:

PVH Corp.
200 Madison Avenue
New York, NY 10016
Attention: Mark D. Fischer, Esq.
markfischer@pvh.com

With a copy to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: Gregory E. Ostling, Esq.
geostling@wlrk.com

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
(g) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.
(h) Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
(i) Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(j) Governing Law.  THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW THAN THE LAWS OF THE STATE OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
(k) Recognition of the U.S. Special Resolutions Regimes.
(i)  In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(ii)  In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser is permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(iii)  For the purposes of this Section 10(k):
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
(l) Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
(m) Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
(Signature Page Follows.)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
PVH CORP.

By: /s/ Mark D. Fischer
Name: Mark D. Fischer
Title: Executive Vice President

BARCLAYS CAPITAL INC.
As representatives of the several Initial Purchasers
    named in Schedule I of the Purchase Agreement

By:  BARCLAYS CAPITAL INC.

By  /s/ Barbara Mariniello
Name: Barbara Mariniello
 Title:   Managing Director